EXHIBIT 10.04

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELINEAR, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED
SECURED CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, ELINEAR, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to (the “Holder”) or its registered assigns or successors in interest, on order, the sum of [______________], together with any accrued and unpaid interest hereon, on February 1, 2008 (the “Maturity Date”) if not sooner paid. The [______________] of the original principal amount of this Note is subject to amortization payments under section 1.2 hereof and is hereinafter referred to as the “Amortizing Principal Amount.”

This Amended and Restated Secured Convertible Term Note amends and restates in its entirety that certain Secured Convertible Term Note in the original principal amount of $5,000,000 issued by the Company in favor of Holder on February 28, 2005.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the “Purchase Agreement”).

The following terms shall apply to this Note:

ARTICLE I
INTEREST & AMORTIZATION

1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.12 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to the “prime rate” published in The Wall Street Journal from time to time, plus seventy five basis points (75 bp). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than five and one half percent (5.50%). Interest shall be calculated on the basis of a 360 day year. Interest on the Amortizing Principal Amount shall be payable monthly, in arrears, commencing on April 1, 2005 and on the first day of each consecutive calendar month thereafter (each, a “Repayment Date”) and on the Maturity Date, whether by acceleration or otherwise.

(b) Interest Rate Adjustment. The Interest Rate shall be subject to adjustment on the last business day of each month hereafter until the Maturity Date (each a “Determination Date”). If on any Determination Date (i) the Borrower shall have registered under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock underlying the conversion of this Note and the exercise of the Warrant issued on a registration statement (the “Registration Statement” (as more fully described in the Registration Rights Agreement)) declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

1.2 Minimum Monthly Principal Payments. Borrower shall make monthly payments on the Repayment Date for the outstanding principal of the Amortized Principal Amount beginning on August 1, 2005 and recurring on each succeeding Repayment Date thereafter until the Amortizing Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, beginning on August 1, 2005 on each Repayment Date, the Borrower shall make payments to the Holder in the amount of $[__________] (the “Monthly Principal Amount”), together with any accrued and unpaid interest then due on such portion of the Amortizing Principal Amount plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the “Monthly Amount”). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

ARTICLE II
CONVERSION REPAYMENT

2.1 (a) Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount (or a portion thereof of such Monthly Amount if such portion of the Monthly Amount would have been converted into shares of Common Stock but for Section 3.2) shall be paid in cash pursuant to Section 2.1(b) or 2.1(c), then the Borrower shall pay the Holder an amount equal to One Hundred one percent (101%) of the principal amount of the Monthly Amount then due and owing to the Holder in cash, within three (3) days of the Repayment Date (excluding such portion thereof of such Monthly Amount that would have been converted into shares of Common Stock but for Section 3.2 ). If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount is converted into shares of Common Stock pursuant to Section 3.2) is to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial “Fixed Conversion Price” means $1.00, subject to Section 3.5 of this Agreement, shall at no time be less than $1.00. The Fixed Conversion Price shall be reset to the closing price of the common stock on each date upon which an aggregate of $500,000 of conversions are made (singularly or in the aggregate) pursuant to the terms hereof (the “Reset”). For the purposes of the preceding sentence, if a conversion amount exceeds the applicable $500,000 threshold, triggering a Reset, such conversion amount (not to exceed $50,000) shall be converted at such Fixed Conversion Price then in effect.

    (b)  Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), and 2.2 hereof, the Holder shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Repayment Date according to the following guidelines (collectively, the “Conversion Criteria”): (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Redemption Date shall be greater than or equal to 110% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed 10.42% of the aggregate dollar trading volume of the Common Stock for the twenty two (22) trading days immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, the Holder shall convert only such part of the Monthly Amount that meets the Conversion Criteria.

(c) Borrower’s right to convert the Monthly Amount if Conversion Criteria is not met. Subject to Sections 2.1 and 2.2 hereof, if the Borrower is required to pay cash pursuant to Section 2.1(b) hereof because the average closing price of the Common Stock on the Principal Market is less than one hundred ten percent (110%) of the Fixed Conversion Price for the five (5) trading days immediately preceding a Repayment Date, then the Borrower may elect to provide the Holder with a notice (the “Repayment Notice”) requiring the conversion of the Monthly Amount (together with accrued and unpaid interest and applicable fees) at a conversion price equal to eighty five percent (85%) of the average of the five (5) lowest closing prices of the Common Stock during the twenty two (22) trading days immediately prior to the date of the Repayment Notice, provided, however, that such conversion of the Monthly Amount does not exceed 10.42% of the aggregate dollar trading volume of the Common Stock for the twenty two (22) trading days immediately preceding delivery of a Repayment Notice. In no event shall Borrower convert pursuant to this Section 2.1(c) if the conversion price for the purposes of this Section 2.1(c) is less than $1.00. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount is converted into shares of Common Stock pursuant to Section 3.2) is to be paid in shares of Common Stock pursuant to Section 2.1(c), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of Common Stock pursuant to Section 2.1(c)), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the eighty five (85%) of the average of the five (5) lowest closing prices of the Common Stock during the twenty two (22) trading days immediately prior to the date of the Repayment Notice.

(d)   Application of Conversion Amounts. Any amounts converted by the Holder pursuant to Section 2.1 (a), (b), or (c) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued interest on the Amortizing Principal Amount, and (iii), the Amortizing Principal Amount.

2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless (a) either (i) an effective current Registration Statement exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144 of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2.3 Optional Redemption of Amortizing Principal Amount. The Borrower will have the option of prepaying the outstanding Amortizing Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred fifteen percent (115%) of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement (the “Amortizing Redemption Amount”) on the Amortizing Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Amortizing Redemption”) specifying the date for such Optional Amortizing Redemption (the “Amortizing Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Amortizing Redemption (the “Redemption Period”). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1 or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.

ARTICLE III
CONVERSION RIGHTS

3.1. Holder’s Conversion Rights. Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Amortizing Principal Amount of this Note, together with interest and fees due hereon, at the Fixed Conversion Price, as adjusted, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of the Note an amount that would be convertible into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon exercise of warrants held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Borrower at the time of conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The conversion limitation described in this Section 3.2 shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower, except that at no time shall the beneficial ownership exceed 8.33% of the Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Borrower and acquirable by the Holder pursuant to the terms of this Note, the Purchase Agreement or any Related Agreement at a price below the market price of the Common Stock on the date of this Note, shall not exceed 8.33% of the shares outstanding (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Borrower’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Purchase Agreement or any Related Agreement, together with the number of shares of Common Stock that would then be issuable by the Borrower to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Purchase Agreement or any Related Agreement, would exceed the Maximum Common Stock Issuance but for this Section 3.2, the Borrower shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

3.3 Mechanics of Holder’s Conversion. (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date”. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b)  Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower’s transfer agent, within one (1) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

3.4 Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding obligations under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions (i) first, of the Monthly Amount for the current calendar month, (ii) then of the accrued interest on the Principal Amount being converted in such Conversion Notice, and (iii) then of outstanding Amortizing Principal Amount, by applying the conversion amount to Monthly Principal Amounts for the remaining Repayment Dates in chronological order..

3.5 (a) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock shall be proportionately reduced in the case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) securities issued upon the conversion or exercise of any securities issued pursuant to this Note, the Purchase Agreement , the Related Agreement or that certain Supplement, dated of even date herewith, by and between the Holder and the Borrower (the “Supplement”); (ii) securities issued upon the conversion or exercise of any convertible securities, options, warrants or other obligations to issue shares outstanding on the date hereof; iii) securities issued upon the conversion or exercise of any notes issued to the Other Investors on or about February 28, 2005 or the date hereof upon the same terms and conditions as the Notes, Warrants or the Supplemental Warrants (as defined in the Supplement); iv) shares of Common Stock or options to employees, officers or directors of the Company pursuant to the any employee stock or option plan and/or any qualified stock option plan adopted by the Borrower; (v) securities issued pursuant to any acquisition or strategic transactions, provided that such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Borrower or any of Borrowers subsidiaries and in which the Borrower receives benefits in additional to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (vi) up to, in the aggregate, $1,000,000 shares of Common Stock or equivalents in any 12 month period to consultants as payment for service rendered) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price pursuant to the formula below (“Subsequent Offering”). For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

If the Company issues any additional shares pursuant to Section 3.4 above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

A + B ______________________
(A + B) + [((C - D) x B) / C]

A = Total amount of shares convertible pursuant to this Note.

B = Actual shares sold in the offering

C = Fixed Conversion Price

D = Offering price

D.  Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3.6 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid. Subject to the provisions of Article IV, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a replacement Note.

ARTICLE IV
EVENTS OF DEFAULT

 Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 115% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the “Default Payment”). The Default Payment shall be applied first to any fees due and payable to Holder pursuant to this Note, the Purchase Agreement or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an “Event of Default”:

4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith or any other note to Holder, and in any such case, Borrower does not cure such failure a period of five (5) days .

4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, any such case, such breach, if subject to cure, continues for a period of thirty (30) days of such breach.

4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

4.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $750,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, unless such proceeding is withdrawn by Borrower within sixty (60) days of being filed.

4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for fifteen (15) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.8   Failure to Deliver Common Stock or Replacement Note. The Borrower shall fail (i) to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within ten (10) business days or (ii) to deliver a replacement Note to Holder within ten (10) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

                4.9  Change of Control.The occurrence of a change in the controlling ownership of the Borrower.

DEFAULT RELATED PROVISIONS

4.11 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on this Note in an amount equal to one and one half percent (1.5%) per month, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue such additional interest from the date of such Event of Default until the date such Event of Default is cured or waived.

4.12 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.

ARTICLE V
MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 No Shorting. The Holder, or any of its affiliates and investment partners has not during the thirty (30) days prior to the date hereof, will not and will not cause any person or entity to directly engage in “short sales” of Common Stock during the term of this Note.

5.3 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

5.4 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, this Amended and Restated Note or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

5.5 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement and upon the terms herein. This Note shall not be assigned by the Borrower without the consent of the Holder.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Security Interest. The Holder has been granted a security interest in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof.

                5.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.10 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

 [Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 14th day of July, 2005.

ELINEAR, INC.

By:________________________________
Name: Michael Lewis
Title: Chief Executive Officer

WITNESS:

_______________________________

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock

[Name and Address of Holder]

The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by ELINEAR, INC. dated February __, 2005 by delivery of Shares of Common Stock of ELINEAR, INC. on and subject to the conditions set forth in Article III of such Note.

1. Date of Conversion   _______________________

2. Shares To Be Delivered: _______________________

By:_______________________________
Name:_____________________________
Title:______________________________